SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2011

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms
Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 6, 2011, the Board of Directors (the “Board”) of Quest Diagnostics Incorporated (the “Company”) increased its size from 8 to 9 directors, and increased the number of directors in the class of directors whose terms expire at the Company’s 2014 Annual Meeting of Stockholders from 2 to 3. Upon the recommendation of the Board’s Governance Committee, the Board elected Timothy M. Ring, Chairman and Chief Executive Officer of C. R. Bard, Inc. to fill the resulting vacancy.

The Board determined that Mr. Ring is an independent director pursuant to the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its corporate governance principles.

The Board has not yet appointed Mr. Ring to any Board Committee.

Mr. Ring will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s proxy statement for its annual meeting of stockholders, filed April 5, 2011. As part of that compensation, Mr. Ring received a one-time grant of 2,547 options and 823 restricted stock units upon becoming a member of the Company’s Board.

A copy of the Company’s press release announcing the election is attached hereto as exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated December 7, 2011.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

          December 8, 2011

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.

William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary